UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒         Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

MAINSTAY CBRE GLOBAL INFRASTRUCTURE MEGATRENDS TERM FUND

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CLOSED-END FUND PROXY CONTEST FACT SHEET FOR: MAINSTAY CBRE GLOBAL INFRASTRUCTURE MEGATRENDS TERM FUND

ANNUAL MEETING IMPORTANT DATES		LOCATION OF ANNUAL MEETING
Record Date	JULY 19, 2024	OFFICES OF NEW YORK LIFE INVESTMENT MANAGEMENT LLC 51 MADISON AVENUE NEW YORK, NEW YORK 10010
Mail Date	JULY 30, 2024
Meeting Date	SEPTEMBER 27, 2024 @ 2:00 PM (EASTERN TIME)
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker	MEGI	Inbound Line	1-800-848-3374
CUSIP	56064Q107	Website	www.newyorklifeinvestments.com/

What are Shareholders being asked to vote on?

I.	To elect two Trustees to serve as Class II Trustees of the Fund for three-year terms or until their successors are duly elected and qualify;

BOARD OF TRUSTEES RECOMMENDATION – “FOR”

II.	To ratify the selection of KPMG LLP (“KPMG”) as the Fund’s independent registered public accounting firm for the fiscal year ending May 31, 2025;

BOARD OF TRUSTEES RECOMMENDATION – “FOR”

PROXY CONTEST

• MainStay CBRE Global Infrastructure Megatrends Term Fund

Effective August 28, 2024, the Fund will change its name to NYLI CBRE

Global Infrastructure Megatrends Term Fund.

(the “Fund”)

WHITE PROXY CARD

What is happening?

This Meeting is very important as Saba Capital Master Fund, Ltd. (the “Dissident”), a private fund managed by Saba Capital Management, L.P., Saba Capital Management GP, LLC and certain affiliates thereof (collectively, “Saba”) have taken a position in the Fund and the Dissident announced its intention to elect a new nominee, Paul Kazarian (the “Dissident Nominee”), to the Board of Trustees of the Fund.

What is the Board’s position?

The Board is unanimously OPPOSED to the nomination of the Dissident Nominee.

What should shareholders do if they receive a proxy card from Saba?

Please do not send back any proxy card you may receive from the Dissident, even to withhold votes on the Dissident Nominee or to vote against their proposal, as this may cancel your prior vote for your Fund’s nominees. The Board urges you NOT to sign or return or vote any other color proxy cards sent to you by the Dissident.

For Internal Distribution Only	Page 1

What if a shareholder has already returned the proxy card sent by Saba?

If you have already returned the Dissident’s proxy card, you can still support the Board and the Fund by returning the WHITE proxy card. Only your latest dated proxy card will count.

Why is it important for shareholders to vote the WHITE proxy card in support of the Board’s nominees?

Saba regularly seeks to cause closed-end funds to engage in actions which can result in adverse consequences for long-term investors.

The Board believes that the Dissident Nominee will seek to advance the short-term goals of the Dissident rather than the long-term goals of the Fund’s shareholders as a whole.

The Board also believes that the Dissident’s investment objectives do not align with the Fund’s investment objectives and can result in adverse consequences for long-term investors.

Will my broker vote my account for me?

Since this is a contested proxy solicitation, if you do not give voting instructions to your broker-dealer, your broker-dealer will not be able to vote your shares with respect to the proposal to elect Trustees to the Board. You are urged to instruct your broker to vote your shares with the WHITE proxy card on both proposals.

PROXY CONTEST

PROPOSAL I: Election of two Class II Trustees;

What are shareholders being asked to approve?

Shareholders are being asked to elect two Trustees to serve as Class II [two] Trustees of the Fund for three-year terms or until their successors are duly elected and qualify;

What are the qualifications of the Board’s nominees?

The Board has reviewed the qualifications and backgrounds of the Class II Trustee nominees and believes that they are experienced in overseeing an investment company, are familiar with the Fund and its manager and subadvisor and that their election is in the Fund’s best interests.

NAME OF NOMINEES	TRUSTEE SINCE	YEAR OF BIRTH
1.) Alan R. Latshaw	2021	1951*
2.) Karen Hammond	2021	1956

*

Mr. Latshaw will reach the age of 75 during the calendar year 2026. Accordingly, pursuant to the Board’s retirement policy, Mr. Latshaw is expected to serve until the end of calendar year 2026, at which time he intends to retire. A successor is anticipated to be appointed to serve the remainder of Mr. Latshaw’s term.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH TRUSTEE BY SUBMITTING THE WHITE PROXY CARD

For Internal Distribution Only	Page 2

PROPOSAL II: To ratify the selection of KPMG LLP (“KPMG”) as the Fund’s independent registered public accounting firm for the fiscal year ending May 31, 2025;

What are shareholders being asked to approve?

Shareholders are being asked to ratify the appointment KPMG LLP (“KPMG”) as independent registered public accounting firm to audit the books and records of the Fund for the fiscal year ending May 31, 2025.

KPMG has served as the Fund’s independent registered public accounting firm since the Fund’s inception in 2021.

Although it is not required to do so, the Board is submitting the appointment of KPMG to Fund shareholders for ratification. If shareholders do not ratify the appointment of KPMG, the Board and the Audit Committee will evaluate the shareholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2026 fiscal year.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL II

Who will pay for the costs related to the Annual Meeting?

The expense of preparation, printing and mailing of the form of proxy and accompanying Notice and Proxy Statement will be borne by the Fund.

VOTING METHODS

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At:

https://vote.proxyonline.com/mainstay/docs/MEGIAnnual.pdf

EQ Fund Solutions, LLC is the proxy solicitor for the Fund.

For Internal Distribution Only	Page 3